SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported)
          December 28, 1994





                              LADD FURNITURE, INC.

            (Exact name of registrant as specified in its charter)





 North Carolina                0-11577                   56-1311320
(State or other               (Commission              (I.R.S. Employer
 jurisdiction                 File Number)            Identification No.)
of Incorporation)



One Plaza Center, Box HP-3, High Point, North Carolina         27261-1500
      (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code          (910) 889-0333


                                   N/A
        (Former name or former address, if changed since last report.)

          ITEM 1.   Changes in Control of Registrant.

                    Not Applicable.


          ITEM 2.   Acquisition or Disposition of Assets.

                    Not Applicable.


          ITEM 3.   Bankruptcy or Receivership.

                    Not Applicable.


          ITEM 4.   Changes in Registrant's Certifying Accountant.

                    Not Applicable.


          ITEM 5.   Other Events.

                    On December 28, 1994, LADD Furniture, Inc. ("LADD") entered into equipment lease financings with BOT Financial Corporation and UnionBanc Leasing Corporation, both of which equipment lease agreements were effective as of December 15, 1994. The transactions involve the sale and leaseback of approximately $14.6 million of manufacturing equipment by LADD and three of its wholly-owned subsidiaries, Fournier Furniture, Inc., American Furniture Company, Incorporated and Lea Industries, Inc. The lease term is for an initial term of 48 months, with one renewal term of 21 months, and provides for the right of repurchase of the equipment at the end of the lease term.


          ITEM 6.   Resignations of Registrant's Directors.

                    Not Applicable.


          ITEM 7.   Financial Statements and Exhibits.

                    a)   Exhibits

                         10.1 Equipment   Leasing  Agreement
                              dated as  of December 15, 1994
                              between      BOT     Financial
                              Corporation      and      LADD
                              Furniture, Inc.

                         10.2 Equipment   Leasing  Agreement
                              dated as of December  15, 1994
                              between    UnionBanc   Leasing
                              Corporation      and      LADD
                              Furniture, Inc.



          ITEM 8.   Change in Fiscal Year.

                    Not Applicable.

                                      SIGNATURES


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        LADD FURNITURE, INC.


          Date:  January 17, 1995            By: /s/William S. Creekmuir
                                                    William S. Creekmuir

                                             Title: Senior Vice President,
                                                    Chief Financial Officer,
                                                    Treasurer and Secretary